SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________

FORM 8-K

     CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 7, 2007

GEMSTAR-TV GUIDE INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-24218	95-4782077
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

6922 Hollywood Boulevard
12th Floor		90028
Los Angeles, California
(Address of Principal Executive Offices)		(Zip Code)
(323) 817-4600
Registrant’s telephone number, including area code

n/a
(Former Name and Address,
If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

                  Gemstar-TV Guide International, Inc. (“Gemstar”), a Delaware corporation, has entered into an Agreement and Plan of Mergers, dated as of December 6, 2007 (the “Merger Agreement”), by and among Macrovision Corporation, a Delaware corporation (“Macrovision”), Saturn Holding Corp (“Holdings”) , Galaxy Merger Sub, Inc., and Mars Merger Sub Inc., pursuant to which Mars Merger Sub, Inc. will merge with and into Macrovision with Macrovision as the surviving corporation and Galaxy Merger Sub will merge with and into Gemstar with Gemstar as the surviving corporation, with the result that Macrovision and Gemstar will become wholly owned subsidiaries of Holdings (the “Mergers”).

                  This summary of the principal terms of the Merger Agreement and the copy of the Merger Agreement filed as an exhibit to this Form 8-K are intended to provide information regarding the terms of the Merger Agreement and are not intended to modify or supplement any factual disclosures about Gemstar in its public reports filed with the Securities and Exchange Commission. In particular, the Merger Agreement and related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to Gemstar.

                  Pursuant to the terms of the Merger Agreement, each share of common stock, par value $0.01, of Gemstar (“Gemstar Common Stock”) (other than shares owned by Gemstar or Macrovision) will be converted into the right to receive, at the election of each stockholder and subject to proration as discussed below, either $6.35 in cash or 0.2548 shares of Holdings. The aggregate cash consideration to Gemstar-TV Guide stockholders and holders of equity-based awards will not exceed approximately $1.55 billion (equating to approximately $3.55 per share based on the number of Gemstar shares currently outstanding). If either the stock or cash portion of the merger consideration is oversubscribed, the undersubscribed form of consideration will be payable to holders not making any election, and the oversubscribed form of consideration will be prorated across the stockholders subscribing for that form of consideration.

                  Each share of common stock, par value $0.001, of Macrovision (“Macrovision Common Stock”) will be converted into the right to receive 1 share of Holdings. Upon completion of the transaction, the stockholders of Macrovision will own approximately 53% of Holdings immediately following the Mergers, while the stockholders of Gemstar will own approximately 47% of Holdings.

                  At the effective time and as a result of the Mergers, each outstanding option to purchase Gemstar Common Stock, vested or unvested, will be converted into the right to receive the difference between the exercise price of the option and $6.35 in cash per share for which the option is exercisable. Each restricted share of Gemstar Common Stock will automatically vest and be converted into the right to receive the merger consideration as discussed above. Each restricted stock unit of Gemstar, vested or unvested, will be converted into the right to receive $6.35 in cash per share.

                  Consummation of the Mergers is subject to customary conditions, including (i) approval of the holders of two-thirds of the Gemstar Common Stock outstanding, (ii) approval of the holders of a majority of the Macrovision Common Stock voting on the matter, (iii) absence of any law or order prohibiting the consummation of the Mergers, and (iv) expiration or termination of the Hart-Scott-Rodino waiting period and certain other regulatory approvals. The parties have agreed to use their reasonable best efforts to obtain all necessary regulatory approvals, including the possibility of business divestitures that are not material to the combined business, subject to certain limitations. In addition, each party's obligation to consummate the Mergers is subject to certain other conditions, including (i) subject to certain exceptions, the accuracy of the representations and warranties of the other party and (ii) compliance of the other party with its covenants, subject to specified materiality and numerical thresholds. The Merger Agreement contains termination rights for each of Gemstar and Macrovision in certain circumstances, some of which would require Gemstar or Macrovision to pay the other a termination fee and/or expenses.

                  The foregoing description of the Mergers and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.01 hereto and is incorporated herein by reference.

                  The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, and are subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Gemstar, Macrovision, Holdings, Galaxy Merger Sub, Inc., Mars Merger Sub, Inc., or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Gemstar’s or Macrovision’s respective public disclosures.

                  At the same time that the Merger Agreement was entered into, News Corporation entered into a Voting and Support Agreement, dated as of December 6, 2007 (the “Voting Agreement”), by and among News Corporation, Holdings and Macrovision. The Voting Agreement provides that News Corporation will vote its Gemstar shares in favor of the adoption of the Merger Agreement and against any action that would result in a breach of the Merger Agreement or the Voting Agreement. The Voting Agreement terminates if the Merger Agreement is terminated or amended in certain ways adverse to News Corporation, or if the Gemstar board of directors changes its recommendation to stockholders to vote for the adoption of the Merger Agreement. The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the Voting Agreement, which is filed as Exhibit 2.02 hereto and is incorporated herein by reference.

Item 3.01 Material Modification to Rights of Security Holders.

                  In contemplation of the Merger Agreement, on December 6, 2007, Gemstar and American Stock Transfer & Trust Company, as Rights Agent (the “Rights Agent”), entered into Amendment No. 1 (the “Amendment”) to the Second Amended and Restated Rights Agreement dated as of July 12, 2000 (the “Rights Agreement”), between Gemstar and the Rights Agent, which provides, among other things, that neither Macrovision, Holdings, Galaxy Merger Sub, Inc. nor Mars Merger Sub, Inc. will become an “Acquiring Person” within the meaning of the Rights Agreement as a result of the execution of the Merger Agreement or the consummation of the Mergers or other transactions contemplated by the Merger Agreement.

                  The Amendment amends the Rights Agreement to provide that (i) a “Distribution Date” will not be deemed to occur as a result of the execution of the Merger Agreement or the consummation of the Mergers or other transactions contemplated thereby, (ii) a “Shares Acquisition Date” will not be deemed to occur as a result of the execution of the Merger Agreement or the consummation of the Mergers or other transactions contemplated thereby, (iii) nothing in the Rights Agreement, as amended, will be construed to give any person any legal or equitable rights, remedies or claims under the Rights Agreement by virtue of the execution of the Merger Agreement any of the transactions contemplated thereby, and (iv) the Rights Agreement will terminate upon the consummation of the Mergers.

                  The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is incorporated herein by reference as Exhibit 4.01.

Item 8.01 Other Events

                  On December 7, 2007, Gemstar made a presentation to its employees concerning the Mergers. A copy of the presentation is attached hereto as Exhibit 99.1. These materials are incorporated herein by reference, and the foregoing description is qualified in its entirety by reference to these materials.

Item 9.01.	Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits

Exhibit No.	Document Designation
2.01	Agreement and Plan of Mergers, dated as of December 6, 2007, among Macrovision Corporation, Saturn Holding Corp, Galaxy
Merger Sub, Inc., Mars Merger Sub, Inc. and Gemstar-TV Guide
International, Inc.

2.02	Company Voting and Support & Registration Rights Agreement,
dated as of December 6, 2007, among News Corporation,
Saturn Holding Corp and Macrovision Corporation.
4.01	Amendment No. 1 to Second Amended and Restated Rights
Agreement, dated as of December 6, 2007, by and between
Gemstar-TV Guide International, Inc. and American Stock
Transfer & Trust Company, as rights agent.
99.1	Gemstar Presentation to Gemstar Employees, dated December 7,
2007.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 7, 2007

GEMSTAR-TV GUIDE INTERNATIONAL, INC.

By: /s/ Stephen H. Kay
	Name:	Stephen H. Kay
	Title:	Executive Vice President and General
Counsel

EXHIBIT INDEX

Exhibit
Number	Description

2.01	Agreement and Plan of Mergers, dated as of December 6, 2007, among Macrovision Corporation, Saturn Holding Corp, Galaxy
Merger Sub, Inc., Mars Merger Sub, Inc. and Gemstar-TV Guide
International, Inc.
2.02	Company Voting and Support & Registration Rights Agreement,
dated as of December 6, 2007, among News Corporation,
Saturn Holding Corp and Macrovision Corporation.
4.01	Amendment No. 1 to Second Amended and Restated Rights
Agreement, dated as of December 6, 2007, by and between
Gemstar-TV Guide International, Inc. and American Stock
Transfer & Trust Company, as rights agent.
99.1	Gemstar Presentation to Gemstar Employees, dated December 7,
2007.